Exhibit 99

NEWS RELEASE
For Immediate Release
Contact: Wendy Wilson 262-636-8434 w.wilson@na.modine.com

Modine Declares Regular Quarterly Dividend

RACINE, Wis., January 17, 2007 - Modine Manufacturing Company (NYSE: MOD), a global leader in designing and developing heating and cooling solutions for a diversified group of markets announced today that its Board of Directors declared a quarterly dividend of $0.175 per share on outstanding common stock, payable March 2, 2007 to all shareholders of record February 15, 2007.

Founded in 1916, with fiscal 2006 revenues from continuing operations of $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, and air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the company has approximately 8,500 employees at 34 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.

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